MAYTAG CORPORATION

                                  Exhibit 21

                   List of Subsidiaries of the Registrant.


The following schedule lists the subsidiaries of Maytag Corporation, a Delaware corporation, as of December 31, 1993.

                                                   State or Country
Corporate Name                                     of Organization

Dixie-Narco Inc.                                   West Virginia
Maytag Financial Services Corporation              Delaware
Maytag Foreign Sales Corporation                   Virgin Islands
The Hoover Company                                 Delaware
D.N. Holdings, Inc.                                Delaware
Maytag Group Sourcing Co. (95%)                    Delaware
Maytag International Inc.                          Delaware
   Maharashtra Investment, Inc.                    Delaware
Hoover Holdings Inc. (95%)                         Delaware
   Hoover Mexicana S.A. de C.V.                    Mexico
   Juver Industrial S.A. de C.V.                   Mexico
   Hoover (N.Z.) Limited                           New Zealand
   Hoover Limited                                  United Kingdom
     Maytag International Limited                  United Kingdom
   Meadowbank Properties Pty. Limited              Australia
   Hoover Oy                                       Finland
   Hoover European Holdings Inc.                   Delaware
     Hoover Holdings Inc. (5%)                     Delaware
     MH Canadian Holdings Ltd. (94.16%)            Canada
        Domicor Holdings B.V. (8.67%)              The Netherlands
   Hoover Pacific Holdings (Australia) Pty. Ltd.   Australia
     Hoover (Australia) Pty. Limited               Australia
     Hoover Appliances Limited                     Australia
        Clayton Victoria Holdings Pty. Limited     Australia
   Domicor Holdings B.V. (91.33%)                  The Netherlands
     Hoover Gmbh                                   Germany
     Hoover srl (99%)                              Italy
     Hoover Electrica Portuguesa, Limitada         Portugal
     Hoover Benelux S.A.\N.V.                      Belgium
     S.A. Hoover                                   France
     Hoover Apparate A.G.                          Switzerland
     Hoover Austria Ges Mbh                        Austria
     Hoover Italiana S.P.A.                        Italy
        Hoover srl (1%)                            Italy
     Maytag Group Sourcing Co. (5%)                Delaware
   MH Canadian Holdings Ltd. (5.84%)               Canada


NOTE:  Ownership in subsidiaries is 100% unless otherwise indicated.

Other subsidiaries in the aggregate would not constitute a significant subsidiary.

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